EXHIBIT 32.1
CERTIFICATIONS OF THE INTERIM CHIEF EXECUTIVE OFFICER
AND THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Sparton Corporation (the “Company”) on Form 10-K for the year ended July 1, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
September 14, 2018

/s/ JOSEPH J. HARTNETT

Joseph J. Hartnett, Interim President and Chief Executive Officer

/s/ JOSEPH G. MCCORMACK

Joseph G. McCormack, Senior Vice President and Chief Financial Officer